Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-225376 on Form F-1 of our report dated April 6, 2018 relating to the consolidated financial statements of GoodBulk Ltd., appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte Certified Public Accountants S.A.

Athens, Greece

June 18, 2018